UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): May 12, 2016 (May 10, 2016)

OneMain Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36129	27-3379612
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 N.W. Second Street, Evansville, Indiana 47708
(Address of principal executive offices)(Zip Code)
(812) 424-8031
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 10, 2016, the Board of Directors of OneMain Holdings, Inc. (the “Company”) appointed Michael A. Hedlund as Senior Vice President, Group Controller, and principal accounting officer of the Company, effective May 10, 2016. He will report to the Company’s Chief Financial Officer. Prior to joining the Company, Mr. Hedlund, age 43, had been employed by Santander Consumer USA, a consumer finance company, since 2014, most recently as Senior Vice President, Controller. Previously, he was Director of Accounting and Reporting at PPL Corporation, an energy and utility holding company, from 2011 to 2014.

Mr. Hedlund’s annualized base salary is $250,000. Mr. Hedlund also is eligible to be considered for a discretionary annual performance bonus and benefits provided by the Company to employees at a similar level and tenure. Mr. Hedlund has also been awarded 5,000 restricted stock units, subject to execution of an agreement and satisfaction of certain other conditions. Each such restricted stock unit represents the right to receive one share of the Company’s common stock upon vesting, subject to Mr. Hedlund’s continued employment with the Company. Such restricted stock units will vest in three annual installments beginning on the first anniversary of the date of grant.

Sean P. Donnelly, who has served as principal accounting officer of the Company, has resigned as principal accounting officer effective May 10, 2016.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONEMAIN HOLDINGS, INC.
(Registrant)

Date:	May 12, 2016	By:	/s/ Scott T. Parker
Scott T. Parker
Executive Vice President and Chief Financial Officer